Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS THIRD QUARTER 2005
FINANCIAL RESULTS

LOS ANGELES, November 1, 2005 - Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for the third quarter ended September 30, 2005.

Significant Second Quarter and Recent Events

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Agreed to the formation of a new joint venture with Macquarie Office Trust to own, operate and acquire office properties primarily in Southern California. The new venture, Maguire Macquarie Office, will initially own six premier office properties located primarily in Southern California featuring nearly 4 million square feet and an average portfolio occupancy of 92.1%. The transaction is expected to close in the fourth quarter.

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The gross asset value of Maguire Macquarie’s initial portfolio will be $1.195 billion and the completion of the venture is expected to generate net proceeds to the Company of approximately $350 million.

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The Company will receive fees from Maguire-Macquarie for asset management, property management, leasing, construction management, acquisition, dispositions and financings. Additionally, Maguire will be entitled to out-performance distributions equal to 25% of cash flow in excess of a 12% return on venture equity.

m
The Company is contributing its five properties to the venture based on an in-place net operating income capitalization rate of approximately 5.9%. Further, the value of the 80% interest in the contributed assets will exceed our allocated economic basis by approximately $140 million, representing an approximate 18% appreciation.

m
The Company will provide the venture $6.3 million of master lease payments in 2006. The payments are refundable to the extent actual income exceeds certain target amounts. Maguire also has agreed to provide Macquarie up to $7.5 million of income support over the initial three years of the venture to the extent actual performance is less than specified target amounts.

●
Completed new leases and renewals totaling 696,974 square feet, including a 150,341 square foot renewal with GMAC Mortgage Corporation at Pacific Arts Plaza and a new lease of 36,348 square feet with Microsoft at Wells Fargo Tower intending to house its Southern California’s headquarter operations.

Third Quarter 2005 Financial Results

Funds from Operations (FFO) available to common shareholders for the quarter ended September 30, 2005 was $24.1 million, or $0.55 per diluted share, compared to FFO available to common shareholders of $21.7 million or $0.51 per diluted share for the quarter ended September 30, 2004.

FFO available to common shareholders for the nine months ended September 30, 2005 was $67.1 million, or $1.54 per diluted share, compared to FFO available to common shareholders of $62.1 million, or $1.46 per diluted share for the nine months ended September 30, 2004. FFO available to common shareholders was impacted by $2.3 million in loss on early extinguishment of debt, or $0.04 per diluted share, for the nine months ended September 30, 2005.

Net loss available to common shareholders for the quarter ended September 30, 2005 was $16.1 million, or $0.37 per diluted share, compared to net income available to common shareholders of $3.7 million, or $0.09 per diluted share, for the quarter ended September 30, 2004. Net loss available to common shareholders for the nine months ended September 30, 2005 was $30.8 million, or $0.71 per diluted share, compared to net income available to common shareholders of $13.9 million, or $0.33 per diluted share, for the nine months ended September 30, 2004.

The weighted average number of diluted common shares outstanding was 43,901,117 for the quarter ended September 30, 2005 (44,183,460 for purposes of calculating diluted FFO per share available to common shareholders) and the weighted average number of diluted common shares outstanding for the quarter ended September 30, 2004 was 42,688,838.

The weighted average number of diluted common shares outstanding was 43,327,471 for the nine months ended September 30, 2005 (43,558,727 for purposes of calculating diluted FFO per share available to common shareholders) and the weighted average number of diluted common shares outstanding for the nine months ended September 30, 2004 was 42,564,225.

As of September 30, 2005, the Company currently owns 25.1 million square feet, consisting of 22 properties with approximately 14.7 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 10.1 million square feet, including surface parking, which in total accommodates over 32,500 vehicles. The Company also owns undeveloped land that it believes can support up to 8.2 million square feet of office, retail and residential uses and an up to an additional 3.6 million square feet of structured parking.

Mr. Robert F. Maguire III, our Co-Chief Executive Officer and Chairman commented, “We are pleased with the results for this quarter and are on track to achieve our goals for the year. The formation of our recently announced new joint venture with Macquarie Office Trust is consistent with our objective to access institutional and foreign capital through the formation of joint ventures. We view such ventures as an opportunity to align partners’ interests and maximize the value of stabilized assets over the long-term. The enormous strength of the Southern California office market continues and we are pleased with the leasing and integration of our expanding office portfolio.”

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, November 2, 2005, to discuss the financial results of the third quarter and provide a company update. The conference call can be accessed by dialing 800-443-9874 (Domestic), or 706-634-1231 (International); id #1305724. The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com. A replay of the conference call will be available approximately two hours following the call through November 9, 2005. To access this replay dial 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is #1305724. A webcast replay will also be available through the Investor Relations section of the Company’s website, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: risks that the closing conditions to the formation of the above-described joint venture will not be satisfied; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company’s growth and expansion into new markets to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see our annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

(Tables follow)

MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2005	December 31, 2004

ASSETS
Investments in real estate	$3,901,528	$2,419,743
Less: accumulated depreciation and amortization	(277,952)	(199,078)
	3,623,576	2,220,665

Cash and cash equivalents	30,847	64,495
Restricted cash	125,021	71,123
Rents and other receivables	11,507	8,038
Deferred rents	34,743	24,734
Due from affiliates	2,476	3,913
Deferred leasing costs and value of in-place leases, net	229,415	152,528
Deferred loan costs, net	23,929	15,826
Acquired above market leases, net	44,553	37,207
Other assets	18,500	5,365
Total assets	$4,144,567	$2,603,894

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Mortgage loans	$3,249,201	$1,550,250
Other secured loans	141,200	255,200
Accounts payable and other liabilities	111,804	77,330
Dividends and distributions payable	24,699	24,692
Capital leases payable	7,940	5,408
Acquired lease obligations, net	104,749	81,449
Obligations associated with real estate held for sale	-	-
Total liabilities	3,639,593	1,994,329

Minority interests	47,329	72,198
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common Stock, $0.01 par value, 100,000,000 shares authorized,
44,166,190 and 43,258,489 shares issued and outstanding at
September 30, 2005 and December 31, 2004, respectively	442	433
Additional paid-in capital	658,780	653,099
Unearned and accrued stock compensation, net	(3,117)	(5,184)
Accumulated deficit and dividends	(202,658)	(119,033)
Accumulated other comprehensive income, net	4,098	7,952
Total stockholders' equity	457,645	537,367
Total liabilities, minority interests and stockholders' equity	$4,144,567	$2,603,894

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30, 2005	September 30, 2004

Revenues:
Rental	$80,396	$49,734
Tenant reimbursements	28,569	20,757
Hotel operations	5,832	4,156
Parking	12,003	8,783
Management, leasing and development
services to affiliates	1,147	268
Interest and other	862	432
Total revenues	128,809	84,130

Expenses:
Rental property operating and maintenance	28,069	18,766
Hotel operating and maintenance	3,827	3,319
Real estate taxes	10,702	6,661
Parking	2,971	2,387
General and administrative and other	4,356	4,021
Ground lease	666	666
Depreciation and amortization	49,123	22,728
Interest	43,982	16,180
Total expenses	143,696	74,728

(Loss) income before minority interests	(14,887)	9,402
Minority interests	3,520	(940)
Net (loss) income	(11,367)	8,462

Preferred stock dividends	(4,766)	(4,766)
Net (loss) income available to common shareholders	$(16,133)	$3,696
Basic and diluted (loss) income per share
available to common shareholders	$(0.37)	$0.09

Weighted-average common shares outstanding:
Basic	43,901,117	42,514,303

Diluted	43,901,117	42,688,838

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
	September 30, 2005	September 30, 2004

Revenues:
Rental	$218,356	$135,860
Tenant reimbursements	78,903	59,410
Hotel operations	17,510	14,640
Parking	33,060	24,750
Management, leasing and development
services to affiliates	2,409	1,921
Interest and other	2,715	1,799
Total revenues	352,953	238,380

Expenses:
Rental property operating and maintenance	73,317	51,273
Hotel operating and maintenance	11,492	10,604
Real estate taxes	30,022	17,513
Parking	8,758	6,690
General and administrative and other	15,307	13,194
Ground lease	1,998	1,991
Depreciation and amortization	120,803	60,853
Interest	112,726	45,602
Loss from early extinguishment of debt	1,650	-
Total expenses	376,073	207,720
(Loss) income from continuing operations before
minority interests	(23,120)	30,660
Minority interests attributable to continuing operations	6,931	(3,583)
(Loss) income from continuing operations	(16,189)	27,077

Loss from discontinued operations before minority interests	(375)	-
Minority interests attributable to discontinued operations	71	-
Loss from discontinued operations	(304)	-

Net (loss) income	(16,493)	27,077

Preferred stock dividends	(14,298)	(13,133)
Net (loss) income available to common shareholders	$(30,791)	$13,944

Basic and diluted (loss) income per share from continuing operations
available to common shareholders	$(0.70)	$0.33

Basic and diluted (loss) income per share available to common shareholders	$(0.71)	$0.33

Weighted-average common shares outstanding:
Basic	43,327,471	42,393,267

Diluted	43,327,471	42,564,225

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)
(in thousands, except for per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common shareholders	$(16,133)	$3,696	$(30,791)	$13,944
Adjustments:
Minority interests	(3,520)	940	(7,002)	3,583
Real estate depreciation and amortization	49,024	22,596	120,505	60,569
Funds from operations available to common shareholders and unit holders (FFO)	$29,371	$27,232	$82,712	$78,096

Company share of FFO (b)	$24,109	$21,707	$67,120	$62,142

FFO per share - basic	$0.55	$0.51	$1.55	$1.47
FFO per share - diluted	$0.55	$0.51	$1.54	$1.46

Reconciliation of FFO to FFO before loss
from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$29,371	$27,232	$82,712	$78,096
Add: loss from early extinguishment of debt	-	-	1,650	-
Add: loss from early extinguishment of debt - discontinued operations	-	-	672	-
FFO before loss from early extinguishment of debt	$29,371	$27,232	$85,034	$78,096

Company share of FFO before loss from early
extinguishment of debt (b)	$24,109	$21,707	$69,005	$62,142

FFO per share before loss from early
extinguishment of debt - basic	$0.55	$0.51	$1.59	$1.47
FFO per share before loss from early
extinguishment of debt - diluted	$0.55	$0.51	$1.58	$1.46
__________
(a)
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because in excluding real estate related depreciation and amortization and gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate) , (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financings to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)
Based on an 82.1% and 79.7% weighted average interest in our operating partnership for the three months ended September 30, 2005 and 2004, respectively and an 81.1% and 79.6% weighted average interest in our operating partnership for the nine months ended September 30, 2005 and 2004, respectively.